Exhibit 1.1

                               CELGENE CORPORATION

                            (a Delaware corporation)

                        20,000,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                                November 3, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
J.P. MORGAN SECURITIES INC.
     as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
4 World Financial Center
New York, New York 10080

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         Celgene Corporation, a Delaware corporation (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc. ("JPMorgan") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and JPMorgan are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto. The aforesaid 20,000,000 shares of Common Stock to be purchased by the Underwriters are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

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         The Company has filed with the Securities and Exchange Commission (the
"Commission") an automatic shelf registration statement on Form S-3 (No. 333-138395, including the related prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the "1933 Act Regulations") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B ("Rule 430B") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as "Rule 430B Information." Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a "preliminary prospectus." Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the "Registration Statement." The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement." The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any prospectus that form a part thereof, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any prospectus or preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, prospectus or the Prospectus, as the case may be.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in

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Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(b)
hereof, and agrees with each Underwriter, as follows:

                  (i) STATUS AS A WELL-KNOWN SEASONED ISSUER. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 of the 1933 Act Regulations ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405. The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement." The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

         At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405.

                  (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations ("Rule 462(e)") on November 3, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations ("Rule 163") and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

         At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the

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Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         As used in this subsection and elsewhere in this Agreement:

         "Applicable Time" means 4:20 pm (Eastern time) on November 3, 2006 or such other time as agreed by the Company, Merrill Lynch and JPMorgan.

         "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

         "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

         "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

         "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

         Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that

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the issuer notified or notifies Merrill Lynch and JPMorgan as described in
Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

         The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein.

                  (iii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) INDEPENDENT ACCOUNTANTS. KPMG LLP, the accountants who certified the financial statements and the supporting schedules, if any, included in the Registration Statement are registered independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (v) FINANCIAL STATEMENTS. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates and for the respective periods specified; said financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed therein. The financial data presented in the Prospectus under the caption "Recent Developments" are in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has not been any material adverse change or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse

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         Effect") and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

                  (ix) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's balance sheet in its Form 10-Q for the quarter ended June 30, 2006 (except for issuances subsequent to June 30, 2006, if any, pursuant to this Agreement, pursuant to reservations, agreements or stock option or other employee benefit plans referred to in the Registration Statement or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was (or will be at the Closing
         Time) issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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                  (x) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xii) STOCK OPTION AWARDS. All stock option awards granted by the Company (other than any awards assumed by the Company in connection with any corporate transaction) have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof; all stock options granted to employees in the United States reflect the fair market value of the Company's capital stock as determined under Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto, on the date the option was granted (within the meaning of United States Treasury Regulation ss.1.421-1(c)); no stock option awards granted by the Company (other than any awards assumed by the Company in connection with any corporate transaction) have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.

                  (xiii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of Securities to be purchased by the Underwriters from the Company and the use of the proceeds from the sale of such Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of

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         notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except where any such violation would not have a Material Adverse Effect, or the provisions of the charter or by-laws or other organizational documents of the Company or its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xiv) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened, which could reasonably be expected to have a Material Adverse Effect.

                  (xv) ABSENCE OF PROCEEDINGS. Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, or to the knowledge of the Company, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                  (xvi) STATISTICAL AND MARKET RELATED DATA. The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable.

                  (xvii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xviii) INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its subsidiaries owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, trade dress, copyrights and know-how, including trade secrets, data and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures (collectively, the "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such

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         Intellectual Property would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. To the best of the Company's knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company, or as currently proposed to be conducted by the Company, as described in the Registration Statement, General Disclosure Package or Prospectus and which would have a Material Adverse Effect on the Company. The Company is not aware of any basis for a finding that the Company and its subsidiaries do not have clear title or valid license rights to the patents and patent applications referenced in the Registration Statement, General Disclosure Package or Prospectus as owned or licensed by the Company. Except as described in the Registration Statement, General Disclosure Package or Prospectus, the Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor have they entered into or are a party to any contract, which restricts or impairs the use of any of the foregoing which would have a Material Adverse Effect. The Company is not aware of any prior art that may render any patent application owned by the Company and its subsidiaries anticipated which has not been disclosed to the United States Patent and Trademark Office and which would have a Material Adverse Effect. Except for such matters that have been resolved as described in the Registration Statement, General Disclosure Package or Prospectus, neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by them as described in the Registration Statement, General Disclosure Package or Prospectus and which would have a Material Adverse Effect

                  (xix) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  (xx) ABSENCE OF MANIPULATION. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxi) POSSESSION OF LICENSES AND PERMITS. Each of the Company and its subsidiaries owns, possesses or has obtained and is in compliance with all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and foreign governmental authorities, all self-regulatory organizations and all courts and other

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         tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof ("Permits"), except to the extent the failure to own, possess or obtain such Permits would not result in a Material Adverse Effect; and neither the Company nor its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except to the extent such revocation or modification would not result in a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except to the extent a failure to so comply would not have a Material Adverse Effect.

                  (xxii) INVESTMENT COMPANY ACT. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiii) ERISA COMPLIANCE. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the
         Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the reportable events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company or its subsidiaries which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; the Company and its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" (as defined in Section 3(2) of ERISA) for which the Company or its subsidiaries would have any liability that would have a Material Adverse Effect; and each such pension plan maintained by the Company or its subsidiaries that is intended to be qualified under
         Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such plan is so qualified or such plan utilizes a prototype form of plan document and the prototype plan's sponsor has received a favorable opinion or advisory opinion from the Internal Revenue Service and nothing, to the knowledge of the Company, has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case, except where any such failure to qualify or loss of qualification would not have a Material Adverse Effect.

                  (xxiv) ENVIRONMENTAL LAWS. The Company and its subsidiaries
         (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or

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         hazardous or toxic substances or wastes, pollutants or contaminants
         (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect. There are no costs or liabilities associated with compliance by the Company and its subsidiaries with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxv) TAX LAW COMPLIANCE. The Company and its subsidiaries have filed all material federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and no material tax deficiency has been determined adversely to the Company and there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or its subsidiaries.

                  (xxvi) INSURANCE. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (xxvii) FDA COMPLIANCE. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, U.S. Food and Drug Administration ("FDA") requirements and accepted professional scientific standards, except where the failure to so conduct could not reasonably be expected to result in a Material Adverse Effect; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects; and the Company has not received any notices or correspondence from the FDA or any state, local or foreign governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification could reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not failed to comply with applicable rules and regulations of the FDA or any other federal, state, local or foreign governmental body exercising comparable authority in a manner that would result in a Material Adverse Effect.

                  (xxviii) NO VIOLATION OF FCPA. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is aware of, or has taken, any action, directly or indirectly, that would reasonably be expected to result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                  (xxix) REGISTRATION RIGHTS. Except as otherwise disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

                  (xxx) COMPLIANCE WITH SARBANES-OXLEY ACT. The Company and its subsidiaries are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective and are applicable to the Company as an "issuer" as defined under the Sarbanes-Oxley Act and to which it is then subject, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (xxxi) DISCLOSURE AND INTERNAL CONTROLS. The Company has disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company and its subsidiaries is known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company and its subsidiaries, particularly during the periods in which the filings made by the Company with the Commission which it may make under the 1934 Act are being prepared, (B) will be evaluated for effectiveness as of the end of each fiscal quarter and (C) are effective in all material respects to perform the functions for which they were established. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company's most recent audited fiscal year, there has been (I) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (II) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

                  (xxxii) PENDING PROCEEDINGS AND EXAMINATIONS. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

         (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and not such officer to each Underwriter as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, which the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Fried, Frank, Harris Shriver & Jacobson LLP, One New York Plaza, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the

Securities which it has agreed to purchase. Any of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) DENOMINATIONS; REGISTRATION. Certificates for Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS; PAYMENT OF FILING FEES. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b)(without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

         (b) FILING OF AMENDMENTS AND EXCHANGE ACT DOCUMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration

Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and JPMorgan and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

         (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds". (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Global Select Market.

         (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (k) ISSUER FREE WRITING PROSPECTUSES. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

         SECTION 4. PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Global Select Market. Except as otherwise set forth herein, the Underwriters shall be responsible for all other expenses incurred by them, including the fees and expenses of their counsel.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS; PAYMENT OF FILING FEE. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule
430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

         (b) OPINIONS OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, each dated as of Closing Time, of (A) Proskauer Rose LLP and such other firms or counsel as reasonably acceptable to the Representatives to the effect set forth in Exhibit A hereto and (B) patent counsel if and to the effect reasonably requested by the Representatives, all in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

         (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the

General Disclosure Package, any material adverse change or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements herein and satisfied all conditions herein on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

         (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) MAINTENANCE OF RATING. At Closing Time, the Company's debt securities shall not have been downgraded by Moody's Investor's Service Inc. or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. since the date of this Agreement, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Company's debt securities.

         (h) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq Global Select Market, subject only to official notice of issuance.

         (i) NO OBJECTION. The NASD has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and JPMorgan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any of the Representatives expressly for use therein. The parties hereto agree that such written information consists of the first full paragraph under the caption "Underwriting--Commissions and Discounts" in the final Prospectus.

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and JPMorgan, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. TAX DISCLOSURE. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the

Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Syndicate Desk and c/o J.P. Morgan Securities Inc., 277 Park Avenue, 8th Floor, New York, New York 10172, attention of Syndicate Desk, with a copy to Valerie Ford Jacob, Esq., Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; notices to the Company shall be directed to it at 86 Morris Avenue, Summit, New Jersey 07901, attention of Chief Executive Officer, with a copy to Robert A. Cantone, Esq., Proskauer Rose LLP, 1585 Broadway, New York, New York 10034-8299.

         SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. NO ADVISORY OR FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party,
(c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

         SECTION 15. INTEGRATION. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

         SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 19. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                 Very truly yours,

                                 CELGENE CORPORATION


                                 By
                                    -------------------------------
                                    Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By
   ----------------------------------------------------------
     Authorized Signatory


By: J.P. MORGAN SECURITIES INC.


By
   ----------------------------------------------------------
     Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                    Number of
     Name of Underwriter                                         U.S. Securities
     -------------------                                         ---------------

Merrill Lynch, Pierce, Fenner &Smith
        Incorporated...........................................     5,072,000
J.P. Morgan Securities Inc.....................................     5,072,000
Bear, Stearns & Co. Inc........................................     1,792,000
Citigroup Global Markets Inc...................................     1,792,000
Goldman, Sachs & Co............................................     1,792,000
Morgan Stanley & Co. Incorporated..............................     1,792,000
Friedman, Billings, Ramsey & Co., Inc..........................      384,000
JMP Securities LLC.............................................      384,000
Lazard Capital Markets LLC.....................................      384,000
Leerink Swann & Co., Inc.                                            384,000
Piper Jaffray & Co. ...........................................      384,000
Rodman & Renshaw, LLC..........................................      384,000
Thomas Weisel Partners LLC.....................................      384,000
                                                                 --------------
Total                                                              20,000,000
                                                                 ==============

                                      Sch A

                                   SCHEDULE B

                               Celgene Corporation

                        20,000,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $51.60.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $50.34, being an amount equal to the initial public offering price set forth above less $1.26 per share.






                                     Sch B-1

                                   SCHEDULE C

             SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS

                                      None



             INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

                          1.    Number of Shares Sold

                          2.    Price Per Share




                                      Sch C

                                   SCHEDULE D

                              List of Subsidiaries

-----------------------------------------------------------------------------
                                            STATE OR OTHER JURISDICTION
              NAME                                OF INCORPORATION
-----------------------------------------------------------------------------
Signal Pharmaceuticals, Inc.            California
-----------------------------------------------------------------------------
Anthrogenesis Corp.                     New Jersey
-----------------------------------------------------------------------------
Celgene International SARL              Switzerland
-----------------------------------------------------------------------------



                                      Sch D

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)*

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii)   Based   solely  on  the  New  Jersey   Good   Standing
         Certificate, the Company is duly qualified as a foreign corporation to transact business and is in good standing in New Jersey.

                  (iv) The authorized  capital stock of the Company  conforms to
         the  description  thereof  in  the  Registration   Statement,   General
         Disclosure Package and Prospectus.

                  (v) The Securities have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                  (vi) To our knowledge,** the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (vii) Each Significant Subsidiary listed on Annex A(1) to this opinion (a) has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation,(2) (b) has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus(3) and (c) is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction listed on Annex B to this opinion(4); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity of each Significant Subsidiary(5) has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to our knowledge, none of the outstanding shares of capital stock or other equity of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.(6)

--------------
* Proskauer and Fried Frank to discuss which counsel will deliver which opinions.

** The definition of knowledge, if included in the opinion, must include all attorneys at the firm who have rendered substantive legal advice to the Company within the last twelve months.

(1) Proskauer will opine as to U.S. Significant Subsidiaries only.

(2) Proskauer will rely solely on good standing certificates with respect to U.S. subsidiaries that are not Delaware or New York corporations.

(3) Proskauer will opine as to Delaware and New York corporations only.

(4) Proskauer will rely solely on good standing certificates with respect to U.S. subsidiaries that are not Delaware or New York corporations.

(5) Proskauer will opine as to corporations it assisted in the formation of.

(6) Proskauer will opine as to corporations it assisted in the formation of.

                  (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The Registration Statement has been become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus of which we are aware pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (x) The Registration Statement, including and without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations of the Commission thereunder.

                  (xii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

                  (xiii) The statements in the Prospectus under "Description of Capital Stock--Common Stock" and "Description of Capital Stock--Preferred Stock," in the Registration Statement under Item 15 [and in the Company's Form 10-K under "Risk Factors--The Pharmaceutical Industry is Subject to Extensive Government Regulation Which Presents Numerous Risks to Us," "Business--Commercial Stage Program," "Business--Governmental Regulation," "Business--Manufacturing" and "Business--Government Regulation,"](7) insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, have been reviewed by [us][me] and are correct in all material respects.

------------------
(7) Proskauer will not cover these sections in its opinion; other counsel will cover in a form reasonably acceptable to the Representatives.

                  (xiv) To our knowledge, no filing with, or authorization, approval or consent of, any court or governmental agency or body, domestic (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is required to be obtained in connection with the sale of the Securities.

                  (xv)  The   execution,   delivery  and   performance   of  the
         Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in a breach or violation of, or constitute a default or Repayment Event (as defined in Section 1(a)(xiii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any agreement or instrument that is an exhibit to the Incorporated Documents,(8) the provisions of the charter or by-laws of the Company or any subsidiary that is a New York or Delaware entity, or any statute, rule, regulation or order known to us of any governmental agency or body having jurisdiction over the Company or any subsidiary that is a New York or Delaware entity or any of their respective properties.

                  (xvi) To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

                  (xvii) The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" under the 1940 Act.

                  (xviii) The Rights under the Company's Shareholder Rights Plan to which holders of the Securities will be entitled have been duly authorized and validly issued.

         In addition, we have participated in conferences with certain officers and other representatives of the Company, representatives of the Company's independent registered public accounting firm, representatives of the Underwriters and representatives of the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed and, although we are not passing upon, do not assume any responsibility for, and have not independently checked or verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the General Disclosure Package, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that (i) the Registration Statement (other than the financial statements and related notes and schedules thereto and other financial and accounting data, included in, or omitted therefrom, as to which we express no belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (other than the financial statements and related notes and schedules thereto and other financial and accounting data, included in, or omitted therefrom, as to which we express no belief), as of its date and the Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package and any amendment or supplement thereto (other than the financial statements and related notes and

----------------
(8) Proskauer will assume that the governing law for any such agreements that are not governed by New York law is the same as New York law.

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

schedules thereto and other financial and accounting data, included in, or omitted therefrom, as to which we express no belief), as of the Applicable Time or as of the Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and we do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



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